EXHIBIT 10.50

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the [__]h day of, 202[] by and between Sideways Frequency LLC (the “Consultant”) and Virpax Pharmaceuticals (the “Client”).

WHEREAS, the Consultant is in the business of preparing, from publicly available information, advertisements (each an “Advertisement”) which shall consist of building profiles of the Client, disseminating information and building a digital community of potential investors for the Client. Please see below for breakdown of exact services to be rendered.

WHEREAS, the Client wishes to retain the Consultant to provide investor relation-related services (“Services”); and

WHEREAS, the Consultant is ready, willing and able to render the Services to the Client.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Consulting Services. The Client hereby retains the Consultant to perform the Services with respect to the Client, and the Consultant hereby accepts and agrees to such retention. Consultant does not make any representation about the response, if any, to the public release of the Advertisement for the Client. Consultant shall provide its Services in a professional manner using reasonable commercial efforts.

It is acknowledged and agreed by the Client that the Consultant carries no professional licenses, and is not rendering, or undertaking to render, any legal or investment advice nor is it acting as an investment advisor or broker/dealer within the meaning of the applicable federal and state securities laws. The Client acknowledges and agrees that (a) it and its affiliates each have relied and will continue to rely on the advice of its own legal, regulatory, and securities law advisors for all matters and (b) neither the Client nor any of its affiliates has received, or has relied upon, the advice of Consultant or any of its affiliates regarding legal, regulatory, or securities law matters.

2. The Services of the Consultant shall not be exclusive to the Client, and the Client acknowledges that Consultant will be performing similar Services for other clients and Consultant shall be free to perform Services for such other persons.

3. Independent Contractor. Nothing contained herein shall be considered as creating a relationship of agent-principal, employer-employee or joint venturers between the Consultant and the Client. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Client to any liability or obligation or to represent that Consultant has any such authority. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. Consultant at all times shall act hereunder as an independent contractor and not as a fiduciary of the Client. The engagement of Consultant hereunder is not deemed to be on behalf of, and is not intended to confer rights upon, the Client or any stockholder of the Client or any other person not a party hereto as against Consultant or any of Consultant’s members, directors, officers, agents or employees. The Client shall be entitled to exercise broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

4. Compensation. As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of this Agreement the Client shall pay to the Consultant the sum of $300,000.00 in cash via Bank Wire Transfer by [__] for a Marketing Program Regarding Virpax Pharmaceuticals, Inc. Such consideration shall be deemed earned in full upon receipt and shall be nonrefundable except in the event of the termination of this Agreement for failure of Consultant to provide the Services. Consultant shall be responsible for all out-of- pocket expenses incurred or paid in connection with its performance of the Services hereunder.

5. Termination. This Agreement may be terminated, with or without cause, by Client at any time by written notice to the Consultant.

6. Work Product. All information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall have no claim of authorship therein.

7. Information. In connection with Consultant’s performance of its Services, Consultant will rely on the Client’s press releases and the Client’s most recent reports, if any, filed with the Securities and Exchange Commission (collectively, the “Client Information”). The Client hereby acknowledges and agrees that, in performing its Services hereunder, Consultant will be using and relying on the Client Information without independent verification thereof. The Consultant shall provide the Client with copies of any Advertisements prior to dissemination (which shall include proper disclaimers about the Consultant being paid by the Client for such Advertisements), and Client written approval of such Advertisements shall be required prior to dissemination. The Client, by its authorization or approval of the Advertisement and its release, represents and warrants to Consultant that, to its knowledge, the Advertisement is correct. The Client agrees to promptly notify Consultant upon the occurrence of any material adverse change in the business or affairs of the Client or upon the occurrence of any event which causes Client to believe that the Advertisement is no longer correct in any material aspect.

8. No Broker-Dealer Activities. The Client acknowledges that it understands that Consultant is not a registered broker-dealer or investment advisor and will not engage in any activities on behalf of the

Client that require it to be registered as a broker-dealer or investment advisor. Nothing contained herein shall be deemed a commitment or undertaking of any kind on the part of Consultant or any of its affiliates to underwrite, sell, place or purchase any securities, to provide any debt or equity financing or to participate in any transaction, or a recommendation to buy or sell any securities.

Consultant represents and warrants that Consultant: (a) is, and each of its agents is, skilled and experienced in providing the services hereunder (the “Services”), and will perform the Services in a professional and workmanlike manner customary for best practices in the industry; (b) will, and each of its agents will, perform the Services in accordance with normally accepted standards and in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations; (c) has not, and none of its agents has, been subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission (SEC), Financial Industry Regulatory Authority (FINRA), and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct; (d) is free to enter into this Agreement, and is under no obligation to any third party which would prevent Consultant from carrying out the duties and obligations contemplated hereunder; (e) does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder and (f) possesses all relevant licenses and authorizations that may be required in order to perform the Services.

Consultant shall immediately notify Client in writing if, at any time during the term of this Agreement, (a) any representation or warranty of Consultant contained in this Agreement shall no longer be true and correct, or (b) Consultant becomes aware of any known, suspected, or alleged violation of law or breach of agreement by Client, by Consultant, or by any third party relating to the Services or the Client.

9. Disclaimer of Responsibility. In no event or circumstances shall the Consultant be liable or be made liable for any expense incurred or loss suffered by the Client as a consequence of Consultant’s performance of the Services, except for those actions caused by negligent acts or omissions of Consultant or Consultant’s employees. In no event shall Consultant be liable for any indirect, incidental, special or consequential damages, whether in an action in contract or in tort.

10. [Reserved].

11. Representations. Client represents that it is not a party to any existing agreement that will conflict with this Agreement.

The Client also represents that it has the full power, authority and ability to enter into this Agreement.

12. Notices. Any notice or other communication required or permitted to be given to either party hereunder shall be in writing and shall be given to such party at such party’s address set forth below or such other address as such party may hereafter specify by notice in writing to the other party. Any such notice or other communication shall be addressed as aforesaid and given by (a) certified mail, return receipt requested, with first class postage prepaid, (b) hand delivery, or (c) via electronic communication (i.e., e-mail) or reputable overnight courier. Any notice or other communication will be deemed to have been duly given (i) on the fifth (5) day after mailing, provided receipt of delivery is confirmed, if mailed by certified mail, return receipt requested, with first class postage prepaid, (ii) on the date of service if served personally or (iii) on the business day after delivery to an overnight courier service or by sending of an electronic communication, provided the notifying party specifies next day delivery and receipt of delivery has been confirmed:

 If to the Client: Virpax Pharmaceuticals

Address: 1055 Westlake Drive, Suite 300,

Berwyn, PA 19312

If to Consultant:
Sideways Frequency
1389 Center Drive Suite 200, Park City, Utah

E-mail: wesley@sidewaysfrequency.com

13. Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, which will not be delayed or withheld unreasonably; provided that the Client shall not be required to consent to any assignment by Consultant of its cash and compensation payable pursuant to Section 4 hereof. Any assignment without such consent, when required, shall have no legal validity; subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

15. Governing Law and Jurisdiction. The internal laws, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and performance of this Agreement. Each party voluntarily submits to the exclusive jurisdiction of the United States District Court for the District of Delaware, in any action or proceeding with respect to this Agreement, but if such Court lacks subject matter jurisdiction then each party voluntarily submits to the exclusive jurisdiction of the courts sitting in the State of Delaware, having subject matter jurisdiction. Each party hereto waives, and agrees not to assert, any objection that it may have to the location of the aforesaid Delaware court in which an action or proceeding has been commenced in connection with this Agreement and further waives any right it may have to a trial by jury. The Client agrees that it may be served by registered mail with process at its address set forth herein in Section 11 above for the giving of notice, as from time to time changed on notice duly given.

16. Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior proposals, understandings, agreements or representations by or between the parties, written or oral.

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by any court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing through an amendment (“Amendment” of this Agreement and signed by the parties hereto.

19. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same instrument. Any signature on this Agreement communicated by facsimile transmission shall be binding upon the party transmitting it. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have a duly executed and delivered this Agreement, effective as of the date set forth above.

Sideways Frequency LLC

By: Print Name: Wesley De Souza

By: Virpax Pharmaceuticals, Inc.

Print Name: Jatinder Dhaliwal

Position: